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The Board of Directors recommends a vote FOR Proposals 1-4:



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
1.   Election of Directors to Class I:                                              Salvatore H. Alfiero
                                                                                    Albert J. Budney, Jr.,
                                                                                    Dr. Bonnie G.Hill,
                                                                                    Clark A. Johnson
                                                                                    Henry A. Panasci, Jr.
    / / FOR all nominees                  / / WITHHELD from nominees                / / FOR all nominees except:


2. Issuance of up to 43 million shares of Common Stock to certain independent power producers.

        / / FOR                 / / ABSTAIN               / / AGAINST

3. Amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 185 million to 250 million.

        / / FOR                 / / ABSTAIN               / / AGAINST

4.  Adoption for an Agreement and Plan of Exchange to form a holding company.

        / / FOR                 / / ABSTAIN               / / AGAINST


The Board of Directors recommends a vote AGAINST Proposals 5 and 6:


5.  Shareholder proposal requesting the Corporation to endorse the CERES
    Principles:

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
        / / FOR                 / / ABSTAIN               / / AGAINST

6. Shareholder proposal recommending that, with respect to future contract obligations, no salaries be increased or any stock options allowed until the dividend is restored.

        / / FOR                 / / ABSTAIN               / / AGAINST

7.  To transact such other business as may properly come before the meeting.

               (Continued--to be Dated and Signed on Other Side)
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                         x PLEASE FOLD AND TEAR HERE x

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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        Niagara Mohawk Power Corporation
               300 Erie Boulevard West, Syracuse, New York 13202

    The undersigned hereby appoints William E. Davis, William F. Allyn, Donald
B. Riefler and Stephen B. Schwartz and each or any of them, proxies of the undersigned, with power of substitution to represent and to vote, as designated on the reverse side, and on any other business that may come before the meeting, all the shares of Common Stock of the Corporation held of record by the undersigned on May 7, 1998 at the Annual Meeting of Shareholders to be held on June 23, 1998 and at any adjournment(s) hereof.

    The shares represented by this proxy will be voted as indicated by the undersigned (or, if no indication is given, for Proposals 1 through 4 and against Proposals 5 and 6).

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
                                                                          (Please sign exactly as name appears hereon. When
                                                                          signing as attorney, executor, administrator, trustee,
                                                                          guardian, etc., give full title as such.)

                                                                          Dated ------------------------------------------, 1998

                                                                          ------------------------------------------------------
                                                                          Signature

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                                                                          Signature if held jointly
                                                                          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                                          IN THE ENCLOSED ENVELOPE
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